

                                                                     Exhibit 12a

                STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF
                            EARNINGS TO FIXED CHARGES
                             (Dollars in Thousands)


                               12 Months
                               Ending
                               September                           Year Ended December 31,
                               30, 1998         1997         1996         1995         1994         1993
                              ---------         ----         ----         ----         ----         ----

EARNINGS AVAILABLE FOR
 FIXED CHARGES
  Pre-tax income:
   Income from continuing
    operations per
    statement of income       $ 154,246    $ 125,698    $ 167,351    $ 128,382     $ 79,312    $ 163,812
    Federal income taxes        100,371       47,725      107,747       91,519       74,816       93,702
    Federal income taxes
     charged to other
     income - net                (1,270)      11,876       (1,608)     (12,068)      22,687         (418)
   Capitalized interest            (211)        (360)        (600)        (660)        (400)        (791)
   Undistributed
    (earnings) or losses
    of less-than-fifty-
    percent-owned entities          --          (608)         460        8,325          743           --
--------------------------    ---------    ---------    ---------    ---------    ---------    ---------
    Total                     $ 253,136    $ 184,331    $ 273,350    $ 215,498    $ 177,158    $ 256,305

 Fixed charges:
  Interest expense            $ 139,412    $ 123,439    $ 122,635    $ 131,346    $ 126,555    $ 120,962
  Other interest                    211          360          600          660          400          791
  Portion of rentals
   representative of the
    interest factor               2,827        3,143        4,187        5,150        5,555        5,570
--------------------------    ---------    ---------    ---------    ---------    ---------    ---------
    Total                     $ 142,450    $ 126,942    $ 127,422    $ 137,156    $ 132,510    $ 127,323

 Earnings available for
  combined fixed charges      $ 395,586    $ 311,273    $ 400,772    $ 352,654    $ 309,668    $ 383,628
                              =========    =========    =========    =========    =========    =========

RATIO OF EARNINGS TO
 FIXED CHARGES                    2.78x        2.45x        3.15x        2.57x        2.34x        3.01x




                                                                     Exhibit 12b

                STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF
                            EARNINGS TO FIXED CHARGES
                             (Dollars in Thousands)

                              12 Months
                                 Ending
                              September             Year Ended December 31,
                               30, 1998         1997         1996         1995         1994         1993
                              ---------         ----         ----         ----         ----         ----
EARNINGS AVAILABLE FOR
 COMBINED FIXED CHARGES
 AND PREFERRED DIVIDEND
 REQUIREMENTS
  Pre-tax income:
   Income from continuing      $154,246     $125,698     $167,351     $128,382     $ 79,312     $163,812
    operations per
    statement of income
    Federal income taxes        100,371       47,725      107,747       91,519       74,816       93,702
    Federal income taxes
     charged to other
     income - net                (1,270)      11,876       (1,608)     (12,068)      22,687         (418)
                               --------     --------     --------     --------     --------    ---------
     Subtotal                   253,347      185,299      273,490      207,833      176,815      257,096
  Capitalized interest             (211)        (360)        (600)        (660)        (400)        (791)
   Undistributed
    (earnings) or losses
    of less-than-fifty-
    percent-owned entities           --         (608)         460        8,325          743           --
                               --------     --------     --------     --------     --------     --------
    Total                      $253,136     $184,331     $273,350     $215,498     $177,158     $256,305

 Fixed charges:
  Interest expense             $139,412     $123,439     $122,635     $131,346     $126,555     $120,962
  Other interest                    211          360          600          660          400          791
  Portion of rentals
   representative of the
    interest factor               2,827        3,143        4,187        5,150        5,555        5,570
                               --------     --------     --------     --------     --------     --------
    Total                      $142,450     $126,942     $127,422     $137,156     $132,510     $127,323

 Earnings available for
  combined fixed charges
  and preferred dividend
  requirements                 $395,586     $311,273     $400,772     $352,654     $309,668     $383,628
                               ========     ========     ========     ========     ========     ========

DIVIDEND REQUIREMENT:
  Fixed charges above          $142,450     $126,942     $127,422     $137,156     $132,510     $127,323
  Preferred dividend
    requirements below           21,533       26,250       36,249       36,674       45,441       29,904
                               --------     --------     --------     --------     --------     --------
      Total                    $163,983     $153,192     $163,671     $173,830     $177,951     $157,227
                               ========     ========     ========     ========     ========     ========



                              12 Months
                                 Ending
                              September             Year Ended December 31,
                               30, 1998         1997         1996         1995         1994         1993
                              ---------         ----         ----         ----         ----         ----
RATIO OF EARNINGS TO
  COMBINED FIXED CHARGES
  AND PREFERRED DIVIDEND
  REQUIREMENTS                     2.41         2.03         2.45         2.03         1.74         2.44

COMPUTATION OF PREFERRED
  DIVIDEND REQUIREMENTS:
  (a) Pre-tax income           $253,347     $185,299     $273,490     $207,833     $176,815     $257,096
  (b) Income from
      continuing
      operations               $154,246     $125,698     $167,351     $128,382      $79,312     $163,812
  (c) Ratio of (a) to (b)        1.6425       1.4742       1.6342       1.6189       2.2294       1.5695
  (d) Preferred dividends       $13,110      $17,806      $22,181      $22,654      $20,383      $19,054
  Preferred dividend
   requirements
   [(d) multiplied by (c)]      $21,533      $26,250      $36,249      $36,674      $45,441      $29,904
